UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2016 (June 9, 2016)

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19254	11-2682486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2016, Lifetime Brands, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved an amendment to Article Fourth of the Second Restated Certificate of Incorporation of the Company to increase the Company’s authorized common stock, par value $0.01 per share (the “Common Stock”), from 25,000,000 shares to 50,000,000 shares (the “Charter Amendment”). Prior to the Charter Amendment, the Company’s Second Restated Certificate of Incorporation authorized the Board to issue a maximum of 27,000,100 shares of the Company’s capital stock, consisting of 25,000,000 shares of the Common Stock, 100 shares of Series A preferred stock, par value $1.00 per share, and 2,000,000 shares of Series B Preferred Stock, par value $1.00 per share.

The Charter Amendment is described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 21, 2016 (the “2016 Annual Meeting Proxy Statement”), and that description of the Charter Amendment included in the 2016 Annual Meeting Proxy Statement is incorporated herein by reference. The description of the Charter Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Company’s Second Restated Certificate of Incorporation (the “Certificate of Amendment”), which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 10, 2016, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware implementing the Charter Amendment.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting, stockholders voted on the following matters, which are described in detail in the 2016 Annual Meeting Proxy Statement: (i) to elect ten (10) directors to serve on the Company’s Board of Directors (the “Board”) until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Proposal 1”); (ii) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016 (“Proposal 2”); and (iii) to approve the Charter Amendment (“Proposal 3”). At the 2016 Annual Meeting, the holders of 13,250,446 votes of the Company’s common stock were represented in person or by proxy, constituting a quorum.

Set forth below are the final voting results with respect to each of the proposals acted upon at the 2016 Annual Meeting including the number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each such proposal:

Proposal 1: Election of Directors

The following ten nominees unanimously recommended by the Board, each of whom were named in the 2016 Proxy Statement, were elected to serve on the Board to hold office until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified, based on the following votes:

	FOR	WITHHELD	BROKER NON-VOTES
Jeffrey Siegel	12,076,849	310,232	863,365
Ronald Shiftan	11,958,736	428,345	863,365
Craig Phillips	11,958,736	428,345	863,365
Michael J. Jeary	11,887,922	499,159	863,365
John Koegel	12,080,365	306,716	863,365
Cherrie Nanninga	12,027,395	359,686	863,365
Dennis E. Reaves	12,128,351	258,730	863,365
Michael J. Regan	12,128,351	258,730	863,365
Sara Genster Robling	12,218,119	168,962	863,365
William U. Westerfield	12,075,949	311,132	863,365

Proposal 2: Ratification of Appointment of Independent Registered Public Accountants

The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,042,935	207,311	200	—

Proposal 3: Approval of Amendment to Article Fourth of the Second Restated Certificate of Incorporation of the Company to increase the Company’s authorized common stock from 25,000,000 shares to 50,000,000 shares

The Amendment to Article Fourth of the Second Restated Certificate of Incorporation was approved, based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,413,249	2,834,943	2,254	—

Item 7.01 Regulation FD Disclosure.

On June 10, 2016, the Company issued a press release announcing the results of the votes cast at the 2016 Annual Meeting and the declaration of a quarterly cash dividend of $0.0425 per share payable on August 15, 2016 to stockholders of record as of the close of business on August 1, 2016 (the “Press Release”). The Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to Second Restated Certificate of Incorporation of Lifetime Brands, Inc.

99.1	Press release issued by Lifetime Brands, Inc. on June 10, 2016 announcing the results of the 2016 Annual Meeting and the declaration of a quarterly cash dividend

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President — Finance, Treasurer and Chief Financial Officer

Date: June 10, 2016

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to Second Restated Certificate of Incorporation of Lifetime Brands, Inc.

99.1	Press release issued by Lifetime Brands, Inc. on June 10, 2016 announcing the results of the 2016 Annual Meeting and the declaration of a quarterly cash dividend